UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Soliciting Material Pursuant to § 240.14a-12

Opexa Therapeutics, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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July 20, 2015

Dear Shareholder,

The Annual Meeting of shareholders of Opexa Therapeutics will be held on Friday, August 28, 2015, at 10:00 a.m. Central Time, at 2 Houston Center, 909 Fannin, Suite 2000, Houston, Texas 77010. We welcome all those who are able attend in person.

We wanted to make you aware that in conjunction with the Annual Meeting, you will be receiving your proxy materials and proxy card in the mail in the next few days.

Our shareholders are being asked to vote to:

1.	Elect Timothy C. Barabe, Hans-Peter Hartung, M.D., Gail J. Maderis, Michael S. Richman, Scott B. Seaman and Neil K. Warma to the Board of Directors to serve until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified;

2.	Approve an amendment to the Company’s Restated Certificate of Formation to increase the number of authorized shares of the Company’s common stock from 100 million to 150 million;

3.	Approve an amendment to the Company’s Restated Certificate of Formation to effect a reverse stock split of the Company’s common stock, as determined by our Board of Directors in its discretion, of a ratio of not less than 1-for-4 and not more than 1-for-8;

4.	Ratify the appointment of MaloneBailey, LLP as our independent auditors for the fiscal year ending December 31, 2015; and

5.	Transact any other business properly brought before the Annual Meeting and any adjournment or postponement thereof.

Please refer to the proxy statement for detailed information on the proposals. If you have any further questions concerning the meeting or the proposals, please feel free to contact me directly at (281) 775-0600. Your vote is important no matter how large or small your holdings. All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign and return the proxy as promptly as possible in the postage-prepaid envelope for that purpose or use one of the voting methods described in the proxy materials that you will receive in the next few days.

If you should need additional copies of the Proxy Statement or the proxy card, or if you have other questions about how to vote your shares, you may contact our proxy solicitor, Advantage Proxy, at (877) 870-8565 (toll free).

On behalf of the Board of Directors, we would like to express our appreciation for your continued interest in our company.

Sincerely,

Neil K. Warma

President, Chief Executive Officer, and Director

2635 Technology Forest Boulevard    ·    The Woodlands, Texas    ·    77381

Phone: 281-775-0600    ·    Fax: 281-872-8585

We anticipate filing with the Securities and Exchange Commission on or about July 23, 2015 a proxy statement and other relevant materials relating to our Annual Meeting. Our shareholders are urged to read these materials when they become available because they will contain important information. Shareholders may obtain free copies of these materials when they are available and other documents filed with the Commission at www.sec.gov. The company and its officers and directors may be deemed to be participants in the solicitation of proxies from the company’s shareholders with respect to the matters to be presented at the Annual Meeting. Shareholders may obtain detailed information regarding the direct and indirect interests of the company and its executive officers and directors in the matters to be presented at the Annual Meeting by reading the proxy statement.

2635 Technology Forest Boulevard    ·    The Woodlands, Texas    ·    77381

Phone: 281-775-0600    ·    Fax: 281-872-8585